Exhibit 10.1
EXECUTION VERSION

TERMINATION AGREEMENT
AND
RELEASE OF ZURICH AMERICAN INSURANCE COMPANY

THIS TERMINATION AGREEMENT AND RELEASE OF ZURICH AMERICAN INSURANCE COMPANY (“Agreement”) is dated as of August 3, 2016, by and among PNM RESOURCES, INC., a New Mexico corporation (“PNM Resources”), WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland”), SAN JUAN COAL COMPANY, a Delaware corporation (“SJCC”) and ZURICH AMERICAN INSURANCE COMPANY, a New York corporation (“Zurich”). PNM Resources, Westmoreland, SJCC and Zurich are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Background
A.    The Parties are parties to a Reclamation Bond Agreement dated January 31, 2016 (the “Reclamation Bond Agreement”).
B.    The Parties are entering into this Agreement to acknowledge and agree to the discharge of the Reclamation Bond, the termination of the Reclamation Bond Agreement, the release of Zurich and the other matters described herein.
Agreement
Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Defined Terms. Capitalized terms used in this Agreement which are not defined herein will have the meanings assigned to them in the Reclamation Bond Agreement.
2.    Discharge of Reclamation Bond and Release of Zurich. The Parties acknowledge that, pursuant to and as permitted by Section 4 of the Reclamation Bond Agreement, SJCC has replaced the Reclamation Bond, the Reclamation Bond has been discharged and the original Reclamation Bond has been returned to Zurich by the NMEMNRD. It is further agreed that Zurich has been fully released from and against any and all claims that could have been asserted and any and all liability, known and/or unknown under the Reclamation Bond.
3.    Release of Collateral. Zurich and the other Parties acknowledge and agree that, the original Reclamation Bond having been returned to Zurich, the Initial Letter of Credit will be immediately cancelled and terminated, such cancellation and termination is pending, and that none of PNM Resources, Westmoreland or SJCC shall have any further obligation to provide any Additional Collateral to Zurich under the Reclamation Bond Agreement.
4.    Termination of Reclamation Bond Agreement. As a result of the discharge, release and return to Zurich of the original Reclamation Bond, the Parties acknowledge and agree that the Reclamation Bond Agreement is hereby terminated and that the Parties thereto shall have no further liabilities or obligations to and among each other under the Reclamation Bond Agreement.

5.     Reservation of Rights. Nothing in this Agreement shall be construed or intended to waive or limit any of Zurich’s rights, claims and/or remedies that it may be entitled to enforce under its General Agreement of Indemnity with Westmoreland or SJCC.
6.    Miscellaneous.
(a)    This Agreement will be governed by and construed and interpreted in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligation Law), but excluding all other choice of law and conflicts of law rules.
(b)    This Agreement may be executed in any number of counterparts and by each Party hereto in a separate counterpart, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Electronic or pdf signatures have the same effect as an original signature.
(c)    Each Party agrees to execute such documents and take such other actions as any Party may reasonably request to effect the release and replacement of the Reclamation Bond, the cancellation and termination of the Initial Letter of Credit and the termination of the Reclamation Bond Agreement or otherwise to implement the terms hereof.
(d)    This Agreement constitutes the entire agreement among PNM Resources, Westmoreland, SJCC and Zurich with respect to the subject matter hereto.
[Signatures appear on next page.]

IN WITNESS WHEREOF, PNM Resources, Westmoreland, SJCC and Zurich have caused this Agreement to be duly executed by their duly authorized officers.

PNM RESOURCES, INC.

By:    /s/ Charles N. Eldred

Its:	Executive Vice President and
Chief Financial Officer

WESTMORELAND COAL COMPANY

By:     /s/ Joseph E. Micheletti
Its:     EVP

SAN JUAN COAL COMPANY

By:     /s/ Joseph E. Micheletti
Its:     Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:     /s/ Brian M. Hodges
Its:     Senior Vice President

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